Exhibit 3.11

PENNSYLVANIA DEPARTMENT OF STATE

CORPORATION BUREAU

Articles of Amendment-Domestic Corporation

(15 Pa.C.S.)

Entity Number
0684055	☒ Business Corporation (§ 1915)
☐ Nonprofit Corporation (§ 5915)

Name RAYMOND B. OSTROSKI, ESQUIRE			Document will be returned to the name and address you enter to the left.

Address			ï
COMMONWEALTH TELEPHONE ENTERPRISES, INC.
City	State	Zip Code
100 CTE DR	DALLAS	PA 18612

Fee: $ 52
THIS IS A TRUE COPY OF THE ORIGINAL SIGNED DOCUMENT FILED WITH THE DEPARTMENT OF STATE.	Filed in the Department of State on SEP 03 2003

/s/ Pedro A. Cortès
Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is: COMMONWEALTH TELEPHONE ENTERPRISES, INC.

2.      The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street	City	State	Zip	County
100 CTE DR	DALLAS	PA	18612	LUZERNE

(b) Name of Commercial Registered Office Provider				County
c/o N/A

3. The statute by or under which it was incorporated: Business Corporation Law of PA

4. The date of its incorporation: MARCH 2, 1979

5. Check, and if appropriate complete, one of the following:

☐ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☒ The amendment shall be effective on: 09.03.2003 at 5:00 P.M. Date Hour

6. Check one of the following:

☒ The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

☐ The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7. Check, and if appropriate, complete one of the following:

☐ The amendment adopted by the corporation, set forth in full, is as follows

☒ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. Check if the amendment restates the Articles:

☐ The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this

29 day of AUGUST, 2003.

Commonwealth Telephone Enterprises, Inc.
Name of Corporation

/s/ Raymond B. Ostroski
Signature

Sr.VP & General Counsel
Title

EXHIBIT A

The following new Article 10 is added after Article 9 of Commonwealth Telephone Enterprises, Inc.’s Articles of Incorporation.

10. Reclassification of Shares. Effective as of the close of business on September 3, 2003 (the “Effective Time”), each issued and outstanding share of the Class B Stock shall be reclassified and converted, without the action of any holder thereof, as and into 1.09 shares of validly issued, fully paid and nonassessable Common Stock. The number of authorized shares, the number of shares of treasury stock and the par value of the Common Stock and the Class B Stock shall not be affected by the foregoing reclassification of shares. The Corporation shall not issue fractional shares or scrip as the result of the reclassification of shares, but shall arrange for the disposition of fractional shares on behalf of those record holders of the Class B Stock at the Effective Time who would otherwise be entitled to fractional shares as a result of the reclassification of shares.